 Exhibit 5.1

599 LEXINGTON AVENUE NEW YORK, NY 10022-6069

+1.212.848.4000

October 7, 2022

Paramount Global

1515 Broadway

New York, NY 10036

(212) 258-6000

Ladies and Gentlemen:

We are acting as counsel for Paramount Global, a Delaware corporation (the “Company”), in connection with the preparation and filing by the Company of a registration statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to registration of additional $150,000,000 of unsecured obligations of the Company to pay deferred compensation in the future (the “Deferred Compensation Obligations”) in accordance with the terms of the Paramount Global Excess 401(k) Plan (f/k/a the ViacomCBS Excess 401(k) Plan), Paramount Global Excess 401(k) Plan for Designated Senior Executives (f/k/a the ViacomCBS Excess 401(k) Plan for Designated Senior Executives), Paramount Global Bonus Deferral Plan (f/k/a the ViacomCBS Bonus Deferral Plan) and the Paramount Global Bonus Deferral Plan for Designated Senior Executives (f/k/a the ViacomCBS Bonus Deferral Plan for Designated Senior Executives) (collectively, the “Plans”).

In connection with the foregoing, we have reviewed originals or copies identified to our satisfaction of the following documents:

(a)	The Registration Statement;

(b)	The certificate of incorporation and by-laws of the Company, in each case as amended; and

(c)	Originals or copies of such other corporate records of the Company, certificates of public officials and of officers of the Company, and agreements and other documents as we have deemed necessary as a basis for the opinions expressed below.

In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates and instruments submitted to us as originals and the conformity with originals of all documents submitted to us as copies.

Our opinion set forth below is based on the text of the Plans as referenced in the Exhibit Index to the Registration Statement.

Subject to the foregoing and having regard for such legal considerations as we have deemed relevant, it is our opinion that the Deferred Compensation Obligations, when incurred in accordance with the terms of the Plan, will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and terms of the of the Plan, except as enforceability (i) may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting creditor’s rights generally, and (ii) is subject to general principals of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

SHEARMAN.COM

Shearman & Sterling LLP is a limited liability partnership organized in the United States under the laws of the state of Delaware, which laws limit the personal liability of partners.

 Exhibit 5.1

We are opining herein as to the General Corporation Law of the State of Delaware, and we express no opinion with respect to any other laws.

This opinion letter speaks only as of the date hereof. We expressly disclaim any responsibility to advise you of any development or circumstance of any kind, including any change of law or fact that may occur after the date of this opinion letter that might affect the opinions expressed herein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby concede that we come within the category of persons whose consent is required by the Securities Act or the General Rules and Regulations of the Commission promulgated thereunder.

This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose without our prior written consent.

Very truly yours,

/s/ Shearman & Sterling LLP

Shearman & Sterling LLP

SHEARMAN.COM

Shearman & Sterling LLP is a limited liability partnership organized in the United States under the laws of the state of Delaware, which laws limit the personal liability of partners.